Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
MGT Capital Investments, Inc.

We consent to the incorporation by reference in the Registration Statement of MGT Capital Investments, Inc. on Form S-1 to be filed on or about October 3, 2011 of our report dated April 15, 2011, on our audit of the consolidated financial statements, which report was included in the Annual Report on Form 10-K filed April 15, 2011. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement on Form S-1.

/s/ EisnerAmper LLP

Edison, NJ
October 3, 2011